Exhibit 23.6

Consent of Independent Consultant

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form F-3 and related Prospectus Supplements of CNOOC Limited for the registration of debt securities and guarantees and to the incorporation by reference therein of our reports dated January 31, 2014, included in its Annual Report on Form 20-F for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

RPS
/s/ Debbie Perkins
By:	Debbie Perkins
Vice President

[Place] Houston, Texas

[Date] March 5, 2014